UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2007
Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

111 Bauer Drive, Oakland, New Jersey	07436

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1: PRESS RELEASE

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) After many years of dedicated service, James J. O’Reardon, Jr., Vice President and Chief Financial Officer of the Company, has retired, effective November 13, 2007.
(c) As of such date, Anthony Cappiello, 54, Executive Vice President and Chief Administrative Officer of the Company, assumed the role of principal financial officer on an interim basis until the Company appoints a new Chief Financial Officer. Mr. Cappiello has been employed as Executive Vice President and Chief Administrative Officer since August 2005. Prior to joining the Company, he was Chief Operating Officer at Waterford & Wedgwood U.S.A., a marketer, manufacturer and distributor of fine crystal, china, linens, jewelry, cookware, heirlooms and flatware, from 1997 – 2005, and was their Chief Financial Officer/Operations Director from 1991-1997.
In addition, effective November 13, 2007, Guy Paglinco, 50, who has served as Vice President – Corporate Controller of the Company since September 2006, was promoted to Vice President and Chief Accounting Officer of the Company. Immediately prior to joining the Company, Mr. Paglinco served in various roles at Emerson Radio Corp., an AMEX-listed international distributor of consumer electronic products, including Chief Financial Officer from 2004-2006, and Corporate Controller from 1998-2004.
Section 8 — Other Events
Item 8.01 Other Events
On November 19, 2007, the Company issued a press release announcing the retirement of Mr. O’Reardon and the new positions of Messrs. Cappiello and Paglinco.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed with this report:
Exhibit 99.1 Press Release, dated November 19, 2007, announcing the retirement of Mr. O’Reardon and the new positions of Messrs. Cappiello and Paglinco.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007		RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

Exhibit Index
Exhibit 99.1 Press Release, dated November 19, 2007, announcing the retirement of Mr. O’Reardon and the new positions of Messrs. Cappiello and Paglinco.